UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2009

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (800) 289-3355
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 23, 2009, the District Court of Williamson County, Texas (the “Court”) granted preliminary approval of a settlement of the previously disclosed shareholder derivative claims described in the Dell Inc. (the “Company”) Form 10-Q filed on September 3, 2009. The settlement is subject to final Court approval at a hearing scheduled for December 15, 2009, and is premised on corporate governance and remedial measures that the Company has put into place since the initiation of the derivative claims and additional measures that the Company has agreed to put into place in the future. If the settlement is approved, each of these measures will remain in place for at least four years unless a majority of the Board of Director’s independent directors votes otherwise. The Company has also agreed to pay the plaintiffs’ attorneys’ fees and expenses of $1.75 million, or any lesser amount awarded by the court. The Notice of Proposed Settlement and Stipulation of Settlement are furnished herewith as Exhibits 99.1 and 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Notice of Proposed Settlement

99.2	Stipulation of Settlement dated September 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: September 28, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

EXHIBIT INDEX

Exhibits	Description

99.1	Notice of Proposed Settlement

99.2	Stipulation of Settlement dated September 11, 2009

4